AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 of the Securities Exchange Act of 1934

                                November 15, 2000
                Date of Report (Date of earliest event reported)

                             FORTUNE FINANCIAL, INC.
             (Exact Name of registrant as Specified in its Charter)

    Florida                        000-6764                 59-1218935
    (State or other jurisdiction   (Commission              (IRS Employer
     of incorporation)              File Number)             Identification No.)

                            10475-103 Fortune Parkway
                           Jacksonville, Florida 32256
                    (Address of principal executive offices)

                                 (904) 363-6339
               Registrant's telephone number, including area code

                           Mobile America Corporation
          (Former name or former address, if changed since last report)


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Item 5. Other Events

         Effective as of November 15, 2000, Fortune Financial, Inc. ("Issuer") entered into a certain Securities Purchase Agreement by and among Issuer, Hawkeye, Inc. ("Hawkeye") and Mid-Ohio Securities Corp. FBO R. Lee Smith ("Smith") (the "Securities Purchase Agreement"). Pursuant to the Securities Purchase Agreement, as of that date Hawkeye acquired in exchange for $1,200,000 in cash (i) the Issuer's 9% Convertible Note (the "Hawkeye Note") and (ii) the Issuer's Warrant for 495,868 shares of Issuer's common stock, $.025 par value per share (the "Common Stock"), with an initial exercise price of $2.42 per share, subject to adjustment in certain contingent events that are more fully described below (the "Hawkeye Warrant"). In addition, Smith acquired in exchange for $800,000 in cash (i) the Issuer's 9% Convertible Note (the "Smith Note") (the Smith Note and the Hawkeye Note are collectively referred to as the "Notes") and (ii) the Issuer's Warrant for 330,579 shares of Issuer's Common Stock, with an initial exercise price of $2.42 per share, subject to adjustment in certain contingent events that are more fully described below (the "Smith Warrant") (the Smith Warrant and the Hawkeye Warrant are collectively referred to as the "Warrants").

         Each investor is entitled to warrants to purchase one share per warrant of Issuer's Common Stock, at the price of $2.42 per share, subject to adjustment (the "Exercise Price"). The Exercise Price is pegged to equal the Issuer's book value, as determined by the Issuer's independent public accountants, as of the date of issuance of the Warrants. Issuer will from time to time on or before December 31, 2001, on the advice of Issuer's independent certified public accountants, determine the final Exercise Price by reducing or increasing the book value for the effect of the following on the Issuer's net income as of the date of issuance of the Warrants: (A) any positive or negative financial impact of any reinsurance arbitration proceedings pending on the date of issuance of the Warrants, and (B) any redundancy or deficiency in current loss reserves which appear upon examination as determined by independent actuarial opinions for periods ending on or before September 30, 2000.

         The Notes are convertible (on a dollar for dollar basis, subject to adjustment in certain events) at the option of the holder into shares of a newly created class of the Issuer's Series A Convertible Preferred Stock (the "Preferred Stock"), which in turn is contemplated to be convertible into shares of Issuer's Common Stock at an initial conversion price of $2.42 per share, subject to adjustment in certain events. Each investor is entitled to convert their respective Note into shares of the Issuer's Preferred Stock. The initial conversion price is $75.00 per share, subject to adjustment (the "Conversion Price") if Issuer shall (i) pay a dividend or make a distribution on its stock in shares of stock, (ii) subdivide its outstanding shares of stock into a greater number of shares, (iii) combine its outstanding shares of stock into a smaller number of shares or (iv) issue by reclassification of its stock any shares of capital stock of the Issuer. If any of the events contained in (i) through (iv) shall occur, the Conversion Price shall be adjusted so that the investor shall be entitled to receive the number of shares of stock or other capital stock of Issuer which investor would have owned immediately following such action had the Notes been so converted immediately prior thereto. The Preferred Stock is convertible into shares of the Issuer's Common Stock at the price of $2.42 per share, subject to adjustment. The conversion price of the Preferred Stock is pegged to equal the Issuer's book value, as determined by the Issuer's independent certified public accountants, as of November 15, 2000. Issuer will from time to time on or before December 31, 2001, on the advice of Issuer's independent certified public accountants, determine the conversion price as of November 15, 2000 by reducing or increasing the book value for the effect of the following on the Issuer's net income as of November 15, 2000: (A) any positive or negative financial impact of any reinsurance arbitration proceedings pending on November 15, 2000, and (B) any redundancy or deficiency in current loss reserves which appear upon examination as determined by independent actuarial opinions for periods ending on or before September 30, 2000.

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

         In connection with the Securities Purchase Agreement, Hawkeye and Smith entered into a letter agreement with the Issuer (the "Letter Agreement") that permits Hawkeye and Smith, in the event that the Issuer fails to complete by December 31, 2000 an issuance of equity securities on substantially the terms being discussed by the Issuer with an unspecified third party, to acquire up to an additional $13 million of Notes and Warrants on substantially the same terms as those relating to the acquisition of the Notes and the Warrants pursuant to the Securities Purchase Agreement or on such other terms and conditions as may be agreed upon at the time. Also, in connection with the Securities Purchase Agreement, certain shareholders of the Issuer agreed, among other things, to vote their shares (constituting a majority of the shares of Common Stock outstanding) in favor of the transactions described above (the "Shareholders' Agreement"), provided that the Issuer's Board of Directors shall have received with respect to such transactions a fairness opinion or opinions satisfactory to the Board in its sole discretion.

         In addition to the Securities Purchase Agreement, the Notes, the Warrants, the Letter Agreement and the Shareholders' Agreement, in connection with the Securities Purchase Agreement Hawkeye and Smith entered into a Registration Rights Agreement dated November 15, 2000 with respect to certain demand and piggyback registration rights under the Securities Act of 1933, as amended, with respect to shares of Common Stock acquirable under the Securities Purchase Agreement.

         Arthur L. Cahoon, the Chairman of the Board of Directors of Issuer, is the sole officer, director and shareholder of Hawkeye, except that Pamela C. Fitch is President of Hawkeye. R. Lee Smith is a member of the Board of Directors of Issuer. The acquisition by Hawkeye and Smith of the Notes and the Warrants was approved by the disinterested members of the Issuer's Board of Directors and was the subject of a fairness opinion issued contemporaneously with the transactions reported hereby.

                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FORTUNE FINANCIAL, INC.


Date:  November 30, 2000             By:/s/ Mark P. Brockelman
                                        -----------------------------------
                                        MARK P. BROCKELMAN
                                        Vice President & Chief Financial Officer

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